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Exhibit 5

October 18, 2002

EQUITY RESIDENTIAL
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606

Ladies and Gentlemen:

        I have acted as Maryland counsel to Equity Residential, a Maryland statutory real estate investment trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 of the Trust (the "Registration Statement") to be filed on or about October 18, 2002 with the Securities and Exchange Commission (the "Commission"), of 375,000 Common Shares (the "Shares"), par value $.01 per share, to be offered and sold from time to time by certain selling shareholders of the Trust listed in the Registration Statement. This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

        In rendering the opinion expressed herein. I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Declaration of Trust and Bylaws of the Trust, the proceedings of the Board of Trustees of the Trust or committees thereof relating to the authorization and issuance of the Shares, an Officer's Certificate of the Trust (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Trust and matters of law as I have deemed necessary to the issuance of this opinion.

        In my examination of the aforesaid documents, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to me as originals, the conformity with originals of all documents submitted to me as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by me. In making my examination of documents executed by parties other than the Trust, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and I have also assumed the due authorization by all requisite action, trust or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which I did not independently establish or verify, I have relied solely upon the Certificate.

        Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, I am of the opinion and advise you that:

  (1)
  The Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

        In addition to the qualifications set forth above, this opinion is subject to the qualification that I express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to my attention after the date hereof that might change this opinion. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, I have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                      Very truly yours,

                      /s/ Bradley A. Van Auken

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  Exhibit 5